Exhibit (d)(2)

Schedule A

Dated October 5, 2017, as last revised February 6, 2024

to the

Investment Advisory Agreement dated October 5, 2017

by and between KraneShares Trust and Krane Funds Advisors, LLC

Fund Name	Effective Date	Advisory Fee
KraneShares CSI China Internet ETF	10/5/2017	0.68%
KraneShares Bosera MSCI China A 50 Connect Index ETF	10/5/2017	0.78%
KraneShares Bloomberg China Bond Inclusion Index ETF (formerly, KraneShares E Fund China Commercial Paper ETF)	10/5/2017	0.68%
KraneShares MSCI All China Index ETF (formerly, KraneShares FTSE Emerging Markets Plus ETF)	10/5/2017	0.68%
KraneShares MSCI China Clean Technology Index ETF (formerly KraneShares MSCI China Environment Index ETF)	10/12/2017	0.78%
KraneShares Emerging Markets Consumer Technology Index ETF	10/11/2017	0.78%
KraneShares MSCI One Belt One Road Index ETF	10/5/2017	0.78%
KraneShares China Credit Index ETF (formerly, KraneShares Bloomberg Barclays China Aggregate Bond Inclusion Index ETF)	5/21/2020	0.68%
KraneShares Asia Pacific High Income Bond ETF (formerly, KraneShares Asia Pacific High Yield Bond ETF, formerly KraneShares CCBS China Corporate High Yield Bond USD Index ETF)	6/26/2018	0.68%
KraneShares MSCI All China Consumer Discretionary Index ETF		0.78%
KraneShares MSCI All China Consumer Staples Index ETF		0.78%
KraneShares MSCI All China Health Care Index ETF	1/31/2018	0.78%
KraneShares Electric Vehicles and Future Mobility Index ETF	1/18/2018	0.68%
KraneShares MSCI China A Hedged Index ETF		0.78%
KraneShares Asia Robotics and Artificial Intelligence Index ETF		0.78%
KraneShares MSCI Emerging Markets ex China Index ETF	4/12/2019	0.58%
Quadratic Interest Rate Volatility and Inflation Hedge ETF	5/13/2019	0.99%
KraneShares Global Carbon Strategy ETF (formerly KFA Global Carbon ETF)	7/29/2020	0.78%
KraneShares CICC China 5G & Semiconductor Index ETF	11/23/2020	0.78%
KraneShares CICC China Consumer Leaders Index ETF	12/08/2020	0.68%

KraneShares SSE Star Market 50 Index ETF	1/26/2021	0.88%
KraneShares Value Line® Dynamic Dividend Equity Index ETF (formerly, KFA Value Line® Dynamic Core Equity Index ETF)	11/23/2020	0.55%
KraneShares Hang Seng TECH Index ETF	6/08/2021	0.68%
KFA Mount Lucas Managed Futures Index Strategy ETF (formerly, KFA Mount Lucas Index Strategy ETF)	12/01/2020	0.89%
Quadratic Deflation ETF	9/20/2021	0.99%
KraneShares China Innovation ETF	10/05/2021	0.25%
KraneShares European Carbon Allowance Strategy ETF	10/04/2021	0.78%
KraneShares California Carbon Allowance Strategy ETF	10/04/2021	0.78%
KraneShares Eastern US Carbon Strategy ETF		0.78%
KraneShares Global Carbon Offset Strategy ETF	4/27/2022	0.78%
KraneShares Electrification Metals Strategy ETF	10/13/2022	0.78%
KraneShares S&P Pan Asia Dividend Aristocrats Index ETF	9/15/2022	0.68%
KraneShares Bloomberg Transitional Commodities Strategy ETF		0.78%
KraneShares China Internet and Covered Call Strategy ETF	1/11/2023	0.25%
KraneShares Dynamic Emerging Markets Strategy ETF	8/23/2023	0.10%
KraneShares Global EM Revenue Leaders Index ETF	10/13/2023	0.68%
KraneShares Rockefeller℠ Ocean Engagement ETF	8/28/2023	0.85%
KraneShares Global Luxury Index ETF	9/5/2023	0.68%
KraneShares 90% KWEB Defined Outcome January 2026 ETF	2/6/2024	0.25%
KraneShares 100% KWEB Defined Outcome January 2026 ETF	2/6/2024	0.25%
KraneShares China Alpha Index ETF		0.78%